Exhibit 99.1

FSP 50 South Tenth Street Corp.

FSP 50 South Tenth Street Corp. (the “Company”) owns and operates a 12-story, multi-tenant Class “A” building containing approximately 486,000 square feet of office and retail space located in the central business district (“CBD”) of Minneapolis, Minnesota (the “Property”). As of December 31, 2011, the Property was 98.8% leased. Office occupancy for the broader Minneapolis CBD as of year-end 2011 was approximately 86%. For the second quarter in a row, the Company’s Board of Directors has decided to suspend dividend distributions in order to increase the Company’s cash reserves. As of December 31, 2011, cash reserves totaled approximately $7,900,000. Management believes that it is prudent to build cash reserves at this time when the Property is so well occupied, primarily to help fund potential future leasing costs. Dividend levels for the balance of 2012 cannot be precisely predicted at this time as distribution amounts will be impacted by the yet unknown outcome of active lease negotiations with Target Corporation, the Property’s largest tenant (approximately 53% of the total rentable square feet), and the requirement for a minimum dividend distribution that may be needed to maintain the Company’s qualification as a REIT (real estate investment trust). If our current lease negotiations with Target Corporation come to a definitive conclusion prior to the next regularly scheduled quarterly communication, we will let shareholders know the results of those lease negotiations immediately in the form of a special communication.

As communicated to you in the past, on January 1, 2012 a $76,200,000 Bank of America, N.A./CMBS first mortgage loan secured by the Property was due to mature and became payable in full at that time. On December 29, 2011, Franklin Street Properties Corp., the Company’s sole common shareholder, made an investment in the Property in the form of a loan of up to $106,200,000. The loan includes a term component in the amount of $76,200,000, all of which was funded on December 29, 2011 and used to repay in full the Company’s loan from Bank of America, N.A. The loan also includes a revolving line of credit component that shall not at any time exceed $30,000,000. The proceeds of the revolving line of credit component are to be used for lender-approved tenant improvement costs, leasing commissions and other incentives necessary to lease space at the Property. The loan matures on December 31, 2013 and may be prepaid in whole or in part at any time without premium or penalty. Management had been actively working on a number of potential options for the Company to deal with the $76,200,000 loan maturity on January 1, 2012 and, in the final analysis, believed that the loan from Franklin Street Properties Corp. provided the Company with the most dependable, complete and flexible refinancing option. Target Corporation, through a sublease, leases approximately 215,838 square feet expiring March 31, 2014 and, through a direct lease, leases approximately 43,506 square feet expiring June 30, 2015. Together this square footage totals approximately 53% of total rentable square feet at the Property. Because the expiration of Target Corporation’s leased space is so significant and relatively near-term, viable options for a conventional longer-term refinancing of the maturing loan were not practically available.

Management is very optimistic about the Property’s future. The Property occupies one of the best locations in downtown Minneapolis and is connected by sky-bridge directly to the Target Corporation and U.S. Bancorp corporate headquarters’ buildings. While we believe that the Property could figure prominently in Target Corporation’s longer-term space needs in Minneapolis, we also know that the many vendors who compete to supply their merchandise to Target Corporation for sale in Target stores want to be as close to their client as possible. We believe that the Property provides such vendors with the closest and most convenient access to Target Corporation’s decision makers/buyers. We believe that the Property has a solid future and that 2012 will be an important year. If we can get Target Corporation or other prospective tenants to commit to longer leases for a majority of the Property’s space, our financial options could be numerous and might include long-term permanent mortgage financing and/or a possible sale of the Property. Of course, any sale of the Property would be subject to a number of conditions, including approval by the Company’s Board of Directors and a majority of the holders of the Company’s preferred stock.

Please feel free to contact our Investor Services group (800-950-6288) and speak directly with Georgia Touma, Assistant Vice President and Director of Investor Services, or with one of the Investor Services Specialists, Lara Ryan or Michelle Sullivan, with any questions you may have.

George J. Carter

President – FSP 50 South Tenth Street Corp.

The Company’s annual filing on Form 10-K will be submitted to the SEC within approximately 90 days after year end, and you will be able to access the document via the SEC’s website. However, a copy of the Annual Report will be made available directly to you. To view Company filings with the SEC, access the following link:

http://www.sec.gov/cgi-bin/browse-edgar?action=getcompany&CIK=0001379075

If the link does not work properly, go to www.sec.gov, Filings & Forms, Search for Company Filings; Company or fund name, ticker symbol, CIK (Central Index Key), file number, state, country, or SIC (Standard Industrial Classification); Company Name: type FSP 50 South (no need to type complete name, but be sure to include FSP); click on Find Companies at bottom of page and you should be brought to the correct location to view filings.

FSP 50 South Tenth Street Corp. - Dividend Summary

QUARTER	DIVIDEND	DIVIDENDS	ANNUALIZED	DIVIDENDS
ENDING	PER SHARE	PAID	YIELD*	PER SHARE
(11/08-12/31)				TOTAL PAID TO DATE
12/31/2006	$900	$630,000	6.00%
2006				$900
3/31/2007	$1,751	$1,225,700	7.00%
6/30/2007	$1,752	$1,226,400	7.00%
9/30/2007	$1,757	$1,229,900	7.00%
12/31/2007	$1,764	$1,234,800	7.10%
2007				$7,924
3/31/2008	$1,857	$1,299,900	7.40%
6/30/2008	$1,750	$1,225,000	7.00%
9/30/2008	$1,750	$1,225,000	7.00%
12/31/2008	$1,750	$1,225,000	7.00%
2008				$15,031
3/31/2009	$1,750	$1,225,000	7.00%
6/30/2009	$1,750	$1,225,000	7.00%
9/30/2009	$1,750	$1,225,000	7.00%
12/31/2009	$1,750	$1,225,000	7.00%
2009				$22,031
3/31/2010	$1,750	$1,225,000	7.00%
6/30/2010	$1,750	$1,225,000	7.00%
9/30/2010	$1,750	$1,225,000	7.00%
12/31/2010	$1,750	$1,225,000	7.00%
2010				$29,031
3/31/2011	$1,750	$1,225,000	7.00%
6/30/2011	$1,750	$1,225,000	7.00%
9/30/2011	$0	$0	0.00%
12/31/2011	$0	$0	0.00%
2011				$32,531

*Yield based on original offering amount of $70,000,000 and $100,000/share

Forward-Looking Statements

Statements made in this letter that state the Company’s or management's intentions, beliefs, expectations, or predictions for the future may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. This letter may also contain forward-looking statements based on current judgments and current knowledge of management, which are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those indicated in such forward-looking statements. Accordingly, readers are cautioned not to place undue reliance on forward-looking statements. Readers are cautioned that our forward-looking statements involve risks and uncertainty, including without limitation, disruptions in the debt markets, economic conditions, risks of a lessening demand for the real estate owned by us, changes in government regulations, geopolitical events and expenditures that cannot be anticipated such as utility rate and usage increases, unanticipated repairs, additional staffing, insurance increases and real estate tax valuation reassessments. Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. We will not update any of the forward-looking statements after the date of this letter to conform them to actual results or to changes in our expectations that occur after such date, other than as required by law.